Exhibit 99.1

Maxygen, Inc.

411 Borel Avenue

Suite 616

San Mateo, CA 94402

650.241.2292 main

650.257.5892 fax

www.maxygen.com

Maxygen Announces Approval of Dissolution by Shareholders

—Initial liquidating distribution of $2.50 per share to be paid on or about August 29, 2013—

SAN MATEO, Calif., August 12, 2013 — Maxygen, Inc. (Nasdaq: MAXY), today announced that at the company’s annual meeting, held earlier today, the shareholders of Maxygen voted to approve the liquidation and dissolution of the company.

As contemplated, in connection with the approval of the dissolution, the company’s Board of Directors has approved an initial liquidating distribution of $2.50 per share of Maxygen’s common stock. The distribution will be paid on or about August 29, 2013. The Board has fixed the close of business on August 22, 2013 as the record date for determining shareholders entitled to receive the initial liquidating distribution.

Subject to uncertainties inherent in the winding up of its business, Maxygen may make one or more additional liquidating distributions, which could total as much as $0.09 per share, as the company’s required contingency reserves may be released over time. However, no assurances can be made as to the ultimate amounts to be distributed, if any, or the timing of any such distributions. Any additional liquidating distributions will be made to the shareholders of record as of the effective date of the certificate of dissolution.

Maxygen intends to file a certificate of dissolution with the Delaware Secretary of State and to close its stock transfer books and discontinue recording transfers of its common stock as of the close of business on the August 29, 2013 payment date for the initial liquidating distribution. Maxygen also has submitted a request to The NASDAQ Stock Market to suspend trading of its common stock on The NASDAQ Global Market effective as of the close of trading on such date, and has requested that NASDAQ delist the common stock from The NASDAQ Global Market as soon as practicable thereafter.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the following: Maxygen’s Board of Directors could elect to abandon or delay implementation of the plan of dissolution; the plans and precise timing of the filing by the company of its certificate of dissolution with the Delaware Secretary of State; the intent and timing of the suspension and delisting of the Maxygen’s common stock on The NASDAQ Global Market;

Maxygen, Inc.

411 Borel Avenue

Suite 616

San Mateo, CA 94402

650.241.2292 main

650.257.5892 fax

www.maxygen.com

the plans and timing of closing of the company’s stock records; the plans and precise nature, amount and timing of any distributions to shareholders, which will depend on and could be delayed by, among other things, sales of the company’s assets, claim settlements with creditors, resolution of any outstanding litigation matters and unexpected or greater than expected expenses; the fact that shareholders could be liable to the company’s creditors in the event the company fails to create an adequate contingency reserve to satisfy claims against it; the fact that the company could incur costs to terminate, retain or replace personnel and consultants; the limited ability of shareholders to publicly trade the Maxygen’s common stock after the company closes its stock transfer books on the date it files a certificate of dissolution with the Delaware Secretary of State; the fact that Maxygen will continue to incur the expenses of complying with public company reporting requirements and other statements contained in this document regarding matters that are not historical facts. Additional risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC, all of which are available from Maxygen or from the SEC’s website (www.sec.gov). Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

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Contact:

Adriann Poat

adriann.poat@maxygen.com

650.241.2303